Exhibit 10.4

NEXT WATER-ENERGY SYNERGY Smart System

Long-Term Maintenance Agreement

Party Information

●	Party A (Service Recipient): Starlight Garden Limited

●	Party B (Service Provider): Next Technology Holding Inc.

Whereas

1.	Party A and Party B entered into the NEXT WATER-ENERGY SYNERGY Smart Water-Energy Synergy System Development Contract (hereinafter referred to as the “Original Contract”) on August 8, 2025. Party B has completed the development, deployment and acceptance of the “NEXT WATER-ENERGY SYNERGY Smart Water-Energy Synergy System” (hereinafter referred to as the “System”) in accordance with the Original Contract.

2.	To ensure the long-term stable operation, accurate data output and continuous optimization of the System (including core modules, perception-layer equipment and dispatching command center), Party A intends to entrust Party B to provide exclusive long-term maintenance services, and Party B has the professional capability to undertake such services.

3.	Both parties enter into this Agreement on the basis of equality, voluntariness and mutual benefit, in accordance with the Original Contract and relevant laws and international business practices.

Article 1 Definition of Core Terms

1.	System: Refers to the integrated system delivered by Party B under the Original Contract, including but not limited to 6 core modules (infrastructure optimization management, marketing optimization management, leak control management, scheduling optimization management, energy optimization management, Optimization Centre), perception-layer equipment (existing water sensing equipment, energy consumption meters, PV monitoring equipment, carbon emission meters) and the dispatching command center (hardware terminals + B/S architecture visual sub-platform).

2.	Maintenance Services: Refers to the exclusive services provided by Party B to Party A under this Agreement, including daily operation monitoring, fault diagnosis and repair, system version optimization, data security maintenance, technical training and other services as specified in Article 3.

3.	Critical Fault: Refers to faults that cause the System to stop operating (e.g., PV monitoring data interruption for more than 2 hours, carbon accounting subsystem failure, large-area water leakage early warning function failure) and affect Party A’s normal water supply management or energy synergy business.

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Article 2 Maintenance Scope

Party B shall provide maintenance services for the following parts of the System (consistent with the scope of the Original Contract) to ensure that all functions meet the technical indicators agreed in the Original Contract:

Category	Specific Scope
Core Modules of the System	All 6 core modules (infrastructure optimization, marketing optimization, leak control, scheduling optimization, energy optimization, Optimization Centre), focusing on maintaining the normal operation of energy-related functions (e.g., PV synergy logic, carbon emission reduction accounting model, “energy cost-oriented” dispatching strategy).
Perception-Layer Equipment

1. Existing water sensing equipment: Flow meters, pressure meters, water quality detectors (ensure data accuracy ≥ 99% and breakpoint resume function);

2. Added energy sensing equipment: 120 energy consumption meters (in line with IEC 61850), 5 sets of PV monitoring equipment (irradiance sensors + inverter data collectors), 10 carbon emission meters (deployed at gas equipment and power access points).

Dispatching Command Center

1. Hardware: Energy monitoring terminals (energy consumption collectors, PV data receivers);

2. Software: B/S architecture visual sub-platform (ensure multi-terminal access, hierarchical permission control and real-time display of energy-water data).

Supporting Systems	“Water-Energy” synergy data warehouse, carbon emission reduction accounting subsystem (in line with ISO 14064), AES-256 data encryption system.

Article 3 Maintenance Service Content

Party B shall provide the following services during the maintenance period, and submit a Quarterly Maintenance Report to Party A (including service records, fault statistics, optimization suggestions) within 5 working days after the end of each quarter:

3.1 Daily Operation Monitoring

1.	Remote Monitoring: Conduct 7×24-hour remote real-time monitoring of the System’s core functions (especially energy data acquisition, PV power generation monitoring and carbon accounting), and promptly notify Party A of abnormal data (e.g., energy consumption data loss rate > 0.1%, PV data transmission delay > 10 seconds) and propose disposal plans.

2.	On-Site Inspection: Conduct on-site inspection of the System (focusing on PV equipment, energy consumption meters and carbon emission meters) at least once a month, including equipment running status check, data calibration and dust removal maintenance; conduct a comprehensive annual inspection (including pipeline network-related System functions).

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3.2 Fault Diagnosis and Repair

1.	Response Time:

◦	For critical faults: Party B shall respond within 2 hours after receiving Party A’s notice, and send technical personnel to the site within 8 hours (for on-site service areas agreed by both parties) to start repairs;

◦	For general faults (e.g., single water meter data delay, non-critical module interface stuck): Party B shall respond within 4 hours and complete repairs within 24 hours.

2.	Spare Parts Support: For faults caused by equipment damage (non-human factors), Party B shall provide genuine spare parts (consistent with the Original Contract’s equipment model) for replacement; the cost of spare parts (single piece ≤ USD 5,000) is included in the annual maintenance fee (exceeding USD 5,000 shall be confirmed by both parties in writing and paid separately by Party A).

3.3 System Version Optimization

1.	Minor Version Upgrade: Provide free minor version upgrades (e.g., bug fixes, interface optimization, adaptation to small changes in carbon accounting standards) at least twice a year to ensure the System’s compatibility with the latest industry standards (e.g., ISO 14064 updates).

2.	Major Version Upgrade: If Party A needs a major version upgrade (e.g., adding new energy synergy functions, expanding PV access capacity), Party B shall provide a detailed upgrade plan and quotation, and the two parties shall sign a supplementary agreement to confirm the cost and schedule (not included in the annual maintenance fee).

3.4 Data Security and Accuracy Maintenance

1.	Data Backup: Conduct daily automatic backup of “water-energy” synergy data (energy consumption, PV power generation, carbon emission reduction) and monthly manual verification of backup data to ensure no data loss.

2.	Data Accuracy Guarantee: Calibrate the carbon accounting subsystem and PV data collection module every quarter to ensure the carbon accounting result error rate ≤ 2% and PV monitoring accuracy ≥ 99% (consistent with the Original Contract’s technical indicators).

3.	Encryption Maintenance: Regularly check the AES-256 encryption system of energy and carbon data, and update the encryption algorithm once a year to prevent data leakage.

3.5 Technical Training

Provide 2 sessions of free technical training for Party A’s operation and maintenance personnel every year, including:

1.	Practical operation of the System’s energy optimization module (e.g., PV dispatching strategy adjustment, carbon emission reduction report generation);

2.	Daily fault judgment and emergency disposal (e.g., temporary handling of PV data interruption);

3.	Interpretation of the latest industry standards (e.g., updates to greenhouse gas accounting standards).

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Article 4 Maintenance Term

1.	The initial term of this Agreement is 3 years, starting from the date of signature and seal by both parties (hereinafter referred to as the “Start Date”) and ending on the same day of the 3rd year after the Start Date.

2.	After the expiration of the initial term, this Agreement shall be automatically renewed for 1 year each time if neither party proposes to terminate it in writing 30 days before the expiration; the renewal term shall follow the terms of this Agreement.

Article 5 Maintenance Fee and Payment Terms

5.1 Annual Maintenance Fee

The annual maintenance fee of this Agreement is USD 510,000.00, and the cost composition is as follows:

Cost Item	Amount (USD)	Description
Daily Monitoring and Inspection Service	220,000.00	Includes 7×24-hour remote monitoring, monthly on-site inspection and annual comprehensive inspection.
Fault Repair and Spare Parts (Within Quota)	150,000.00	Includes labor costs for fault repair and spare parts with a single value ≤ USD 5,000 (exceeding the quota shall be paid separately).
System Optimization and Data Maintenance	100,000.00	Includes minor version upgrades, data backup, encryption maintenance and quarterly data calibration.
Technical Training	40,000.00	Includes 2 sessions of training per year (venue and materials are borne by Party A).

5.2 Payment Method

Within 15 days from the date of final acceptance by Party A, Party A shall transfer the funds to the bank account designated by Party B. The annual maintenance cost in the future will be calculated from the date of acceptance.

Article 6 Rights and Obligations of Both Parties

6.1 Rights and Obligations of Party A

1.	Rights:

◦	Supervise the implementation of maintenance services by Party B, and put forward rectification requirements for unqualified services (e.g., delayed fault repair, inaccurate data);

◦	Require Party B to provide a detailed explanation of the maintenance process and cost details (e.g., spare parts replacement records);

◦	Terminate this Agreement in accordance with Article 8 if Party B seriously breaches the contract.

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2.	Obligations:

◦	Provide Party B with necessary on-site access (e.g., PV equipment room, dispatching command center) and relevant data support (e.g., historical operation records) within 2 working days after receiving Party B’s request;

◦	Promptly notify Party B of System abnormalities (provide fault description, location and photos if possible) and coordinate on-site personnel to assist in repairs;

◦	Pay the maintenance fee in accordance with Article 5.2;

◦	Keep confidential Party B’s technical documents (e.g., System optimization algorithms, fault repair manuals) involved in the maintenance process.

6.2 Rights and Obligations of Party B

1.	Rights:

◦	Require Party A to provide necessary assistance for maintenance work (e.g., on-site coordination);

◦	Charge additional fees for services beyond the maintenance scope (e.g., major version upgrades, spare parts exceeding the quota) after obtaining Party A’s written confirmation;

◦	Claim damages in accordance with Article 8 if Party A delays payment for more than 30 days.

2.	Obligations:

◦	Provide maintenance services in strict accordance with Article 3, and ensure that the System’s operation indicators meet the requirements of the Original Contract;

◦	Send professional technical personnel (with certification for PV equipment and carbon accounting) to provide on-site services, and wear work permits during on-site operations;

◦	Keep confidential Party A’s “water-energy” data (energy consumption, PV power generation, carbon emission reduction) obtained during the maintenance process, and shall not disclose it to any third party (except for statutory obligations);

◦	Bear the liability for compensation if the System is damaged due to Party B’s improper operation during maintenance.

Article 7 Acceptance of Maintenance Services

Annual Acceptance: At the end of each maintenance year, Party A shall organize a comprehensive acceptance based on the Annual Maintenance Inspection Report and quarterly acceptance results. The acceptance standard is that the annual maintenance service meets all the requirements of Article 3. If qualified, Party A shall sign the Annual Maintenance Acceptance Form; if unqualified, Party B shall provide a rectification plan within 3 working days and complete rectification within 15 working days (otherwise, Party A has the right to refuse to renew the Agreement).

Article 8 Liability for Breach

1.	Liability of Party A:

◦	If Party A delays payment: For each day of delay, Party A shall pay a penalty of 0.05% of the overdue amount to Party B; if the delay exceeds 30 days, Party B has the right to suspend maintenance services until Party A pays the fee and the penalty, and Party A shall compensate Party B for the loss caused by the suspension (e.g., additional labor costs for re-maintenance).

◦	If Party A refuses to provide necessary assistance (e.g., on-site access) and causes maintenance delays, Party A shall bear the additional costs incurred by Party B (e.g., repeated on-site travel expenses) and shall not deduct the maintenance fee on this ground.

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2.	Liability of Party B:

◦	If Party B fails to respond to a critical fault within 2 hours or fails to start on-site repairs within 8 hours: For each hour of delay, Party B shall pay a penalty of USD 500.00 to Party A; if the fault is not resolved within 24 hours, Party A has the right to deduct 5% of the quarterly maintenance fee.

◦	If the data accuracy of the System (e.g., carbon accounting error rate > 2%) fails to meet the standard due to Party B’s maintenance negligence: Party B shall rectify within 5 working days and pay a penalty of 3% of the annual maintenance fee (USD 15,300.00) to Party A; if the rectification still fails, Party A has the right to terminate the Agreement and require Party B to refund the maintenance fee paid in the current year.

◦	If Party B discloses Party A’s “water-energy” data or Party B’s technical documents: Party B shall pay a penalty of 20% of the annual maintenance fee (USD 102,000.00) to Party A and compensate for Party A’s direct losses (e.g., economic losses caused by data leakage).

Article 9 Force Majeure

1.	Scope of Force Majeure: Refers to unforeseeable, unavoidable and insurmountable objective events, including but not limited to earthquakes, floods, wars, major epidemics, global PV module supply chain interruptions (lasting more than 1 month), and major adjustments to national carbon accounting policies (leading to System incompatibility).

2.	Notification and Proof: The affected party shall notify the other party in writing within 24 hours after the occurrence of a force majeure event, and provide supporting materials (e.g., government disaster notices, policy documents) issued by a competent authority within 7 working days.

3.	Handling Measures: If the force majeure event affects the performance of this Agreement, the two parties shall negotiate within 15 working days:

◦	If the impact lasts for less than 1 month: The maintenance period shall be extended accordingly, and no party shall bear liability for breach;

◦	If the impact lasts for more than 1 month: The two parties may adjust the maintenance scope or fee, or terminate the Agreement (Party A shall pay the maintenance fee proportionally based on the actual services provided by Party B before the event).

Article 10 Dispute Resolution

1.	Any dispute arising from the performance of this Agreement shall first be resolved through friendly negotiation between the two parties (the negotiation period shall not exceed 30 days).

2.	If negotiation fails, either party has the right to submit the dispute to the American Arbitration Association (AAA) for arbitration in accordance with its international arbitration rules. The arbitration place is New York, the arbitration tribunal shall be composed of 3 arbitrators (appointed by both parties and the AAA respectively), and the arbitration award shall be final and binding on both parties.

3.	During the dispute resolution period, except for the disputed matters, the two parties shall continue to perform other clauses of this Agreement.

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Article 11 Miscellaneous

1.	Amendment and Supplement: Any adjustment to the maintenance scope, fee or service content of this Agreement shall be confirmed by both parties in writing, and the supplementary agreement shall have the same legal effect as this Agreement.

2.	Termination in Advance: If one party needs to terminate the Agreement in advance, it shall notify the other party in writing 60 days in advance. If the termination is due to the breaching party’s fault, the breaching party shall compensate the non-breaching party for the loss (e.g., Party A shall pay 50% of the remaining annual maintenance fee if it terminates the Agreement without reason).

3.	Confidentiality Period: The confidentiality obligation of both parties under this Agreement shall continue for 2 years after the termination of this Agreement.

4.	Applicable Law: This Agreement shall be governed by the laws of the State of New York, USA (excluding conflict of laws rules).

5.	Contract Copies: This Agreement is made in 6 copies, with 3 copies held by each party, all having the same legal effect.

6.	Effectiveness: This Agreement shall take effect from the date of signature and seal by both parties.

Party A (Seal): Starlight Garden Limited

Authorized Representative (Signature): /s/ Starlight Garden Limited

Date: August 21, 2025

Party B (Seal): Next Technology Holding Inc.

Authorized Representative (Signature): /s/ Next Technology Holding Inc.

Date: August 21, 2025

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